UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2008

DIGIMARC CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number: 000-28317

Delaware	94-3342784
(State or other jurisdiction of incorporation	(I.R.S. Employer
or organization)	Identification No.)

9405 SW Gemini Drive, Beaverton Oregon	97008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 469-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Merger Agreement

On March 23, 2008, Digimarc Corporation (“Digimarc”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with L-1 Identity Solutions, Inc. (“L-1”) and Dolomite Acquisition Co., a wholly-owned subsidiary of L-1 (“Merger Sub”), pursuant to which Merger Sub will be merged with and into Digimarc (the “Merger”), with Digimarc continuing after the Merger as the surviving corporation and a subsidiary of L-1.  Immediately prior to the Merger, Digimarc will contribute all of the assets related to its Digital Watermarking business, together with all of Digimarc’s cash, to a wholly-owned subsidiary of Digimarc (“Spinco”), the shares of which will be distributed to Digimarc’s stockholders in a taxable spin-off transaction (the “Spin-Off”).

At the effective time of the Merger, each issued and outstanding share of Digimarc’s common stock (the “Common Stock”) will be converted into the right to receive (i) the stockholder’s pro rata share of $120 million in cash, without interest (the “Cash Merger Consideration”), and (ii) L-1 common stock based on an exchange ratio calculated in accordance with the terms of the Merger Agreement (the “Stock Consideration,” and together with the Cash Consideration, the “Merger Consideration”).  In addition, all outstanding options to purchase shares of Common Stock will vest and become fully exercisable immediately prior to the record date for the Spin-Off, and each holder of an option to purchase shares of Common Stock will be entitled to exercise such holder’s options immediately prior to the record date for the Spin-Off, conditioned upon the occurrence of the Spin-Off.  In connection with the transactions contemplated by the Merger Agreement, L-1 will purchase stock in Spinco, in the aggregate amount of $5,000,000.

In the Merger Agreement, Digimarc has made customary representations and warranties and agreed to customary covenants.  The completion of the Merger is subject to approval of the Merger Agreement by Digimarc’s stockholders, expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, completion of the Spin-Off and other customary closing conditions.  The transaction is not subject to any financing condition.

In connection with the transactions contemplated by the Merger Agreement, the executive officers and a director of Digimarc entered into a support agreement (the “Support Agreement”) with Parent and Merger Sub, pursuant to which such individuals have undertaken to vote their shares in favor of the Merger, unless the Merger Agreement has been terminated.

The Merger Agreement contains certain termination rights and provides that, depending on the circumstances under which the Merger Agreement is terminated, either Digimarc or L-1 may be required to pay the other party a termination fee in the amount of $7,500,000.

In connection with the Spin-Off, Spinco and Digimarc will enter into a separation agreement, a transition services agreement, a license agreement and certain other agreements to be negotiated between Spinco and Digimarc.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto.  The Merger Agreement is included to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about Digimarc or the other parties thereto.  In particular, the assertions embodied in Digimarc’s representations and warranties contained in the Merger Agreement are qualified by information in the disclosure schedule provided by Digimarc and L-1 in connection with the signing of the Merger Agreement.  This disclosure schedule contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement.  Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between Digimarc and L-1 rather than establishing matters as facts.  Accordingly, investors and securityholders should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about Digimarc or L-1.

Additional Information and Where to Find It

In connection with the proposed merger, L-1 will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of Digimarc that also constitutes a prospectus of L-1.  Digimarc will mail the proxy statement/prospectus to its stockholders.  Digimarc urges investors and security holders to read the proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information.  You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov).  You may also obtain these documents, free of charge, from Digimarc’s website (www.digimarc.com) under the heading “Investors” and then under the tab “SEC Filings.”

Digimarc and its directors, executive officers and certain other members of management and employees may be soliciting proxies from Digimarc stockholders in favor of the merger.  Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Digimarc stockholders in connection with the proposed merger will be set forth in the proxy statement/prospectus when it is filed with the SEC.  You can find information about Digimarc’s executive officers and directors in its definitive proxy statement filed with the SEC on March 12, 2008.  You can obtain free copies of these documents from Digimarc using the contact information above.

Item 7.01 Other Events.

On March 24, 2008, Digimarc issued a press release announcing the signing of the Merger Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Pursuant to General Instruction F of Form 8-K, a copy of the Press Release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.  The information in this Item 7.01 of Form 8-K, as well as Exhibit 99.1, shall not be treated as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Forward Looking Statements

This communication contains certain “forward-looking statements” that are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements, particularly those statements regarding the effects of the proposed spin-off and the proposed merger and those preceded by the words “believes,” “expects,” “estimates,” “anticipates,” “will” or words of similar import are statements of management’s opinion.  These statements are subject to certain assumptions, risks, uncertainties and changes in circumstances.  Actual results may vary materially from those expressed or implied from the statements herein or from historical results, due to changes in economic, business, competitive, technological and/or regulatory factors.  For instance, although Digimarc and L-1 have signed a definitive agreement, there is no assurance that they will complete the transactions contemplated thereby.  The proposed merger may not occur if the companies do not receive necessary approval of Digimarc’s stockholders, or a government agency, or if either Digimarc or L-1 fail to satisfy other conditions to closing.  More detailed information about risk factors that may affect actual results is set forth in filings by Digimarc with the SEC on Forms 10-K, 10-Q and 8-K, including but not limited to those described in the Company’s Form 10-K for the year ended December 31, 2007 in Part II, Item 7 thereof (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”) under the captions “Liquidity and Capital Resources” and “Factors Affecting Forward Looking Statements” and in Part II, Item 9A thereof (“Controls and Procedures”).  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this communication.  Except as required by law, we undertake no obligation to publicly update or review any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Item 9.01.   Financial Statements and Exhibits

(c) Exhibits

Exhibit	Description
2.1	Agreement and Plan of Merger, dated March 23, 2008, by and among Digimarc Corporation, L-1 Identity Solutions, Inc. and Dolomite Acquisition Co.

99.1*	Press Release issued by Digimarc Corporation, dated March 24, 2008.

*              Press Release is being “furnished” (not filed) under Item 7.01 of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2008

DIGIMARC CORPORATION

By:

/s/ Michael McConnell
Michael McConnell
Chief Financial Officer and Treasurer

Exhibit	Description
2.1	Agreement and Plan of Merger, dated March 23, 2008, by and among Digimarc Corporation, L-1 Identity Solutions, Inc. and Dolomite Acquisition Co.

99.1*	Press Release issued by Digimarc Corporation, dated March 24, 2008.

*              Press Release is being “furnished” (not filed) under Item 7.01 of this Current Report on Form 8-K.